Exhibit 99.1

PRESS RELEASE

Contact Information:
Wade Achenbach
SVP, Capital Markets & Corporate Treasurer
317.713.5660
wachenbach@kiterealty.com

Kite Realty Group Trust Reports Second Quarter 2018 Operating Results

Indianapolis, Indiana, August 1, 2018 - Kite Realty Group Trust (NYSE: KRG) (“KRG”) announced today its operating results for the second quarter ended June 30, 2018. Financial statements, exhibits, and reconciliations of non-GAAP measures attached to this release include the details of KRG’s results.
“We continued through the second quarter with strong operational performance and execution on our objectives,” said John A. Kite, Chairman and Chief Executive Officer. “We reached several key milestones during the quarter - improving our operating portfolio’s ABR, lowering our Net Debt to EBITDA ratio, and raising our liquidity level to an all-time high. We contributed three operating properties into a strategic partnership at cap rates that demonstrate the private market value of our well-positioned, open-air shopping centers while also reducing our leverage. We continue progress on our Big Box Surge, and we expect to complete four additional 3-R projects by year end with solid projected returns.”
Second Quarter Highlights
Financial Results

•	Realized net loss attributable to common shareholders of $1.4 million, or $0.02 per common share, including a $14.8 million impairment charge.

•	Generated Funds from Operations of the Operating Partnership (FFO), as defined by NAREIT, of $45.7 million, or $0.53 per diluted common share.
Balance Sheet

•	Generated $89.0 million in net proceeds from the contribution of three shopping centers to a joint venture involving TH Real Estate, a Nuveen company, and used the proceeds to pay down debt.

•	Reduced ratio of Net Debt to EBITDA to 6.5x from 6.8x at the end of the prior quarter.

•	Recast unsecured revolving credit facility, increasing the borrowing capacity to $600 million, reducing the interest rate, and extending the maturity date.

•	Realized an all-time high liquidity level of close to $500 million.
Portfolio Operations

•	Increased Same-Property Net Operating Income (NOI) 1.5% compared to the same period in the prior year.

•	Generated blended cash rent spreads of 10.3% on 66 comparable new and renewal leases - blended leasing spread on a GAAP basis was 16.3%.

•	Improved annualized base rent (ABR) for the operating retail portfolio to $16.66 per square foot.

•	Executed a 56,000 square foot lease at our Thirty South Meridian office building in Indianapolis, stabilizing our office portfolio leased percentage at 96.2%.

Redevelopment

•	Completed Redevelopment, Repurpose and Reposition (3-R) projects at City Center (New York / Northern New Jersey MSA) and Portofino Shopping Center (Houston MSA).

Financial & Portfolio Results
Financial Results
Net loss attributable to common shareholders for the three months ended June 30, 2018, was $1.4 million, compared to net income of $10.2 million for the same period in 2017. Second quarter 2018 results included a $14.8 million impairment charge relating to certain properties.
For the three months ended June 30, 2018, FFO, as defined by NAREIT, was $45.7 million, or $0.53 per diluted common share, compared to $46.2 million, or $0.54 per diluted common share, for the second quarter of 2017.
Portfolio Operations
As of June 30, 2018, KRG owned interests in 115 operating and redevelopment properties totaling approximately 22.5 million square feet and two development projects currently under construction totaling 0.7 million square feet. The owned gross leasable area in KRG’s retail operating portfolio was 93.6% leased as of June 30, 2018, and the total portfolio was 93.7% leased. Small shop leased percentage maintained a strong level at 90.4%
Same-property NOI, which includes 102 operating properties, increased 1.5% in the second quarter compared to the same period in the prior year. The properties included in the same-property pool were 93.7% and 94.7% leased as of June 30, 2018 and 2017, respectively, while economic occupancy was at 93.0% and 93.9%, respectively, for the same periods.
KRG executed leases on 81 individual spaces totaling 356,896 square feet during the second quarter of 2018, including 66 comparable new and renewal leases for 263,997 square feet. Cash rent spreads on comparable new and renewal leases executed in the quarter were 23.1% and 8.2%, respectively, for a blended cash rent spread of 10.3%. The blended leasing spread on a GAAP basis, which includes periodic contractual rent increases over the term of the lease, was 16.3%.
KRG continued progress on its anchor space repositioning efforts (Big Box Surge) with the execution of two new retail anchor leases. HomeGoods leased a 23,364 square-foot space at Centennial Center (Las Vegas MSA), and Ollie’s Bargain Outlet leased a 42,250 square-foot space at Colonial Square (Fort Myers MSA).
Balance Sheet
In the second quarter, KRG contributed three properties (Livingston Shopping Center in Livingston, New Jersey; Plaza Volente in Austin, Texas; and Tamiami Crossing in Naples, Florida) to a new joint venture with a fund managed by TH Real Estate, a Nuveen company, in exchange for a 20% ownership interest and $89.0 million in net proceeds. KRG will manage the day-to-day operations of the properties, for which it will receive property management and leasing fees. The net proceeds received from the joint venture transaction were used to pay down debt. As part of the formation of the joint venture, a 10-year $51.9 million fixed-rate loan (KRG share: $10.4 million) was placed on the contributed properties, bearing an interest rate of 4.09%.
KRG continues to strengthen its balance sheet, as it reduced its ratio of Net Debt to EBITDA to 6.5x from 6.8x at the end of last quarter. KRG currently has only $37.7 million of term maturities through 2020, and the debt portfolio has a weighted average maturity of 5.2 years.
During the second quarter, KRG successfully recast its unsecured revolving credit facility, increasing the borrowing capacity to $600 million and extending the maturity date to April 22, 2023 (which assumes KRG’s exercise of two six-month extensions that are subject to certain conditions). It also lowered the leverage pricing across the grid and lowered the capitalization rate from 6.75% to 6.50%. Additional details are available in the Form 8-K filed by KRG on April 25, 2018.
Redevelopment
During the quarter, KRG completed construction on 3-R projects at City Center (New York / Northern New Jersey MSA) and Portofino Shopping Center (Houston MSA). KRG invested $24.8 million in the redevelopment of these assets for a projected combined annualized return of 6.9%. Since inception, projects from KRG’s 3-R initiative have an approximate annualized return of 9.4%.

2018 Earnings Guidance
KRG has updated its guidance for 2018 FFO, as defined by NAREIT, to a range of $1.98 to $2.01 per diluted common share. This update reflects reduced ownership of the three properties contributed to the new joint venture as described in the Capital Recycling section of this release. Please refer to the full list of guidance assumptions on page 43 of the second quarter supplemental.

Guidance Range for Full Year 2018	Low	High
Consolidated net loss per diluted common share	$(0.23)	$(0.20)
Add: Depreciation, amortization and other	1.76	1.76
Add: Impairment Charge	0.45	0.45
FFO, as defined by NAREIT, per diluted common share	$1.98	$2.01

Earnings Conference Call
Kite Realty Group Trust will conduct a conference call to discuss its financial results on Thursday, August 2, 2018, at 1:00 p.m. Eastern Time. A live webcast of the conference call will be available on KRG’s corporate website at www.kiterealty.com. The dial-in numbers are (844) 309-0605 for domestic callers and (574) 990-9933 for international callers (passcode 8090669). In addition, a webcast replay link will be available on the corporate website.
About Kite Realty Group Trust
Kite Realty Group Trust is a full-service, vertically integrated real estate investment trust (REIT) that provides communities with convenient and beneficial shopping experiences. We connect consumers to tenants in desirable markets through our portfolio of open-air shopping centers. Using operational, development, and redevelopment expertise, we continuously optimize our portfolio to maximize value and return to our shareholders. For more information, please visit our website at kiterealty.com.
Safe Harbor
Certain statements in this document that are not historical fact may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to: national and local economic, business, real estate and other market conditions, particularly in light of low growth in the U.S. economy as well as economic uncertainty caused by fluctuations in the prices of oil and other energy sources and inflationary trends or outlook; financing risks, including the availability of, and costs associated with, sources of liquidity; KRG’s ability to refinance, or extend the maturity dates of, its indebtedness; the level and volatility of interest rates; the financial stability of tenants, including their ability to pay rent and the risk of tenant bankruptcies; the competitive environment in which KRG operates; acquisition, disposition, development and joint venture risks; property ownership and management risks; KRG’s ability to maintain its status as a real estate investment trust for federal income tax purposes; potential environmental and other liabilities; impairment in the value of real estate property KRG owns; the impact of online retail competition and the perception that such competition has on the value of shopping center assets; risks related to the geographical concentration of KRG’s properties in Florida, Indiana and Texas; insurance costs and coverage; risks associated with cybersecurity attacks and the loss of confidential information and other business interruptions; and other factors affecting the real estate industry generally. KRG refers you to the documents filed by KRG from time to time with the SEC, specifically the section titled “Risk Factors” in KRG’s and the Operating Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which discuss these and other factors that could adversely affect KRG’s results. KRG undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Kite Realty Group Trust
Consolidated Balance Sheets
(Unaudited)

($ in thousands)
	June 30, 2018	December 31, 2017
Assets:
Investment properties, at cost	$3,753,966	$3,957,884
Less: accumulated depreciation	(677,124)	(664,614)
	3,076,842	3,293,270

Cash and cash equivalents	32,384	24,082
Tenant and other receivables, including accrued straight-line rent of $31,164 and $31,747 respectively, net of allowance for uncollectible accounts	53,109	58,328
Restricted cash and escrow deposits	10,948	8,094
Deferred costs and intangibles, net	100,809	112,359
Prepaid and other assets	14,232	12,465
Investments in unconsolidated subsidiaries	13,873	3,900
Total Assets	$3,302,197	$3,512,498
Liabilities and Shareholders’ Equity:
Mortgage and other indebtedness, net	$1,565,429	$1,699,239
Accounts payable and accrued expenses	101,180	78,482
Deferred revenue and other liabilities	87,338	96,564
Total Liabilities	1,753,947	1,874,285
Commitments and contingencies
Limited Partners’ interests in the Operating Partnership and other redeemable noncontrolling interests	48,120	72,104
Shareholders’ Equity:
Kite Realty Group Trust Shareholders’ Equity:
Common Shares, $.01 par value, 225,000,000 shares authorized, 83,672,700 and 83,606,068 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	837	836
Additional paid in capital	2,075,191	2,071,418
Accumulated other comprehensive loss	5,649	2,990
Accumulated deficit	(582,245)	(509,833)
Total Kite Realty Group Trust Shareholders’ Equity	1,499,432	1,565,411
Noncontrolling Interests	698	698
Total Equity	1,500,130	1,566,109
Total Liabilities and Shareholders' Equity	$3,302,197	$3,512,498

Kite Realty Group Trust
Consolidated Statements of Operations
For the Three and Six Months Ended June 30, 2018 and 2017
(Unaudited)

($ in thousands, except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue:
Minimum rent	$68,182	$68,395	$137,147	$137,341
Tenant reimbursements	17,664	18,521	36,036	37,091
Other property related revenue	4,927	5,733	5,991	8,330
Fee income	963	—	2,325	—
Total revenue	91,736	92,649	181,499	182,762
Expenses:
Property operating	12,621	12,139	25,091	25,091
Real estate taxes	10,392	11,228	21,146	21,559
General, administrative, and other	5,553	5,488	11,499	10,958
Depreciation and amortization	40,451	42,710	79,006	88,540
Impairment charges	14,777	—	38,847	7,411
Total expenses	83,794	71,565	175,589	153,559
Operating income	7,942	21,084	5,910	29,203
Interest expense	(16,746)	(16,433)	(33,084)	(32,878)
Income tax benefit (expense) of taxable REIT subsidiary	28	(3)	51	30
Other expense, net	(115)	(80)	(265)	(219)
(Loss) income from continuing operations	(8,891)	4,568	(27,388)	(3,864)
Gains on sales of operating properties	7,829	6,290	8,329	15,160
Net (loss) income	(1,062)	10,858	(19,059)	11,296
Net income attributable to noncontrolling interests	(304)	(678)	(225)	(1,110)
Net (loss) income attributable to Kite Realty Group Trust common shareholders	$(1,366)	$10,180	$(19,284)	$10,186

(Loss) income per common share - basic and diluted	$(0.02)	$0.12	(0.23)	0.12

Weighted average common shares outstanding - basic	83,672,896	83,585,736	83,651,402	83,575,587
Weighted average common shares outstanding - diluted	83,672,896	83,652,627	83,651,402	83,640,327
Cash dividends declared per common share	$0.3175	$0.3025	$0.6350	$0.6050

Kite Realty Group Trust
Funds From Operations
For the Three and Six Months Ended June 30, 2018 and 2017
(Unaudited)

($ in thousands, except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Funds From Operations
Consolidated net (loss) income	$(1,062)	$10,858	$(19,059)	$11,296
Less: net income attributable to noncontrolling interests in properties	(343)	(438)	(694)	(870)
Less: gains on sales of operating properties	(7,829)	(6,290)	(8,329)	(15,160)
Add: impairment charges	14,777	—	38,847	7,411
Add: depreciation and amortization of consolidated entities, net of noncontrolling interests	40,178	42,050	78,457	87,416
FFO of the Operating Partnership[1]	45,721	46,180	89,222	90,093
Less: Limited Partners' interests in FFO	(1,119)	(1,056)	(2,141)	(2,045)
FFO attributable to Kite Realty Group Trust common shareholders[1]	$44,602	$45,124	$87,081	$88,048
FFO, as defined by NAREIT, per share of the Operating Partnership - basic	$0.53	$0.54	$1.04	$1.05
FFO, as defined by NAREIT, per share of the Operating Partnership - diluted	$0.53	$0.54	$1.04	$1.05

Weighted average common shares outstanding - basic	83,672,896	83,585,736	83,651,402	83,575,587
Weighted average common shares outstanding - diluted	83,722,444	83,652,627	83,694,898	83,640,327
Weighted average common shares and units outstanding - basic	85,739,745	85,572,566	85,691,306	85,551,356
Weighted average common shares and units outstanding - diluted	85,789,293	85,639,457	85,734,802	85,616,096

FFO, as defined by NAREIT, per diluted share/unit
Consolidated net (loss) income	$(0.01)	$0.13	$(0.22)	$0.13
Less: net income attributable to noncontrolling interests in properties	—	(0.01)	(0.01)	(0.01)
Less: gains on sales of operating properties	(0.09)	(0.07)	(0.10)	(0.17)
Add: impairment charges	0.17	—	0.45	0.08
Add: depreciation and amortization of consolidated entities, net of noncontrolling interests	0.46	0.49	0.92	1.02
FFO, as defined by NAREIT, of the Operating Partnership per diluted share/unit[1]	$0.53	$0.54	$1.04	$1.05

____________________
1
“FFO of the Operating Partnership" measures 100% of the operating performance of the Operating Partnership’s real estate properties. “FFO attributable to Kite Realty Group Trust common shareholders” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.

Funds from Operations (FFO) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO, a non-GAAP financial measure, in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts ("NAREIT"). The NAREIT white paper defines FFO as net income (determined in accordance with GAAP), excluding gains (or losses) from sales and impairments of depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.
Considering the nature of our business as a real estate owner and operator, the Company believes that FFO is helpful to investors in measuring our operational performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of our financial performance, is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, and is not indicative of funds available to satisfy our cash needs, including our ability to make distributions. Our computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.

Kite Realty Group Trust
Same Property Net Operating Income
For the Three and Six Months Ended June 30, 2018 and 2017
(Unaudited)

($ in thousands)
	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017	% Change	2018	2017	% Change
Number of properties for the quarter[1]	102	102

Leased percentage at period end	93.7%	94.7%		93.7%	94.7%
Economic Occupancy percentage[2]	93.0%	93.9%		93.1%	93.9%

Minimum rent	$58,168	$57,500		$115,820	$114,628
Tenant recoveries	16,451	16,217		33,133	32,534
Other income	240	173		510	457
	74,859	73,890		149,463	147,619

Property operating expenses	(10,795)	(9,988)		(21,467)	(20,505)
Bad debt expense	(452)	(865)		(816)	(1,463)
Real estate taxes	(9,743)	(9,940)		(19,690)	(19,711)
	(20,990)	(20,793)		(41,973)	(41,679)
Same Property NOI[3]	$53,869	$53,097	1.5%	$107,490	$105,940	1.5%

Reconciliation of Same Property NOI to Most Directly Comparable GAAP Measure:
Net operating income - same properties	$53,869	$53,097		$107,490	$105,940
Net operating income - non-same activity[4]	13,891	16,185		25,447	30,172
Other income (expense), net	876	(83)		2,111	(189)
General, administrative and other	(5,553)	(5,488)		(11,499)	(10,958)
Impairment charges	(14,777)	—		(38,847)	(7,411)
Depreciation and amortization expense	(40,451)	(42,710)		(79,006)	(88,540)
Interest expense	(16,746)	(16,433)		(33,084)	(32,878)
Gains on sales of operating properties	7,829	6,290		8,329	15,160
Net income attributable to noncontrolling interests	(304)	(678)		(225)	(1,110)
Net (loss) income attributable to common shareholders	$(1,366)	$10,180		$(19,284)	$10,186

____________________
1
Same Property NOI excludes six properties in redevelopment, the recently completed City Center, Northdale Promenade, Burnt Store Marketplace, and Parkside Town Commons - Phase II, as well as office properties (Thirty South Meridian and Eddy Street Commons).

2
Excludes leases that are signed but for which tenants have not yet commenced the payment of cash rent. Calculated as a weighted average based on the timing of cash rent commencement and expiration during the period.

3
Same Property NOI excludes net gains from outlot sales, straight-line rent revenue, lease termination fees, amortization of lease intangibles and significant prior period expense recoveries and adjustments, if any.

4	Includes non-cash activity across the portfolio as well as net operating income from properties not included in the same property pool.
The Company uses same property NOI ("Same Property NOI"), a non-GAAP financial measure, to evaluate the performance of our properties. Same Property NOI excludes properties that have not been owned for the full period presented. It also excludes net gains from outlot sales, straight-line rent revenue, lease termination fees, amortization of lease intangibles and significant prior period expense recoveries and adjustments, if any. The Company believes that Same Property NOI is helpful to investors as a measure of our operating performance because it includes only the NOI of properties that have been owned and fully operational for the full quarters presented. The Company believes such presentation eliminates disparities in net income due to the acquisition or disposition of properties during the particular quarters presented and thus provides a more consistent comparison of our properties. The year-to-date results represent the sum of the individual quarters, as reported.
NOI and Same Property NOI should not, however, be considered as alternatives to net income (calculated in accordance with GAAP) as indicators of our financial performance. Our computation of NOI and Same Property NOI may differ from the methodology used by other REITs, and therefore may not be comparable to such other REITs.
When evaluating the properties that are included in the same property pool, the Company has established specific criteria for determining the inclusion of properties acquired or those recently under development. An acquired property is included in the same property pool when there is a full quarter of operations in both years subsequent to the acquisition date. Development and redevelopment properties are included in the same property pool four full quarters after the properties have been transferred to the operating portfolio. A redevelopment property is first excluded from the same property pool when the execution of a redevelopment plan is likely and the Company begins recapturing space from tenants. For the quarter ended June 30, 2018, the Company excluded six redevelopment properties and the recently completed City Center, Northdale Promenade and Burnt Store Marketplace redevelopments from the same property pool that met these criteria and were owned in both comparable periods.